UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):

February 14, 2019 (February 11, 2019)

Altice USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01                   Entry into a Material Definitive Agreement.

On February 11, 2019, CSC Holdings, LLC (the “Issuer”), an indirect, wholly owned subsidiary of Altice USA, Inc. (the “Company”), issued an additional $250.0 million aggregate principal amount of its 6.500% senior guaranteed notes due 2029 (the “Additional Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Offering”). The Additional Notes are unsecured obligations of the Issuer. The Additional Notes were issued as additional notes pursuant to an indenture, dated as of January 31, 2019 (the “Indenture”), between, among others, the Issuer and Deutsche Bank Trust Company Americas, as Trustee. A copy of the Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K dated as of February 5, 2019, and is incorporated herein by reference.

The Additional Notes constitute a single series under the Indenture, together with $1,500.0 million of the Issuer’s 6.500% senior guaranteed notes due 2029 issued on January 31, 2019 (the “Original Notes”), and have identical terms as the Original Notes, except that the Additional Notes were issued at a price of 101.75% of the principal amount plus accrued interest from January 31, 2019 until February 11, 2019. The Additional Notes will bear interest at a rate of 6.500% and will pay interest semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2019. The Additional Notes will mature on February 1, 2029.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: February 14, 2019	By:	/s/ David Connolly
David Connolly
Executive Vice President and General Counsel